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                                                             Exhibit 21.1

                      QUICKTURN DESIGN SYSTEMS, INC.
                      SUBSIDIARIES OF THE REGISTRANT

The following companies are subsidiaries of the Registrant:

          1.  Quickturn Design Systems GmbH

          2.  Quickturn Design Systems S.A.R.L.

          3.  Quickturn Design Systems Ltd.

          4.  Quickturn Design Systems K.K.

          5.  QDS Sweden AB

          6.  SpeedSim, Inc. (the Company's Advanced
              Simulation Division)